                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                      OF
                                TELEMONDE, INC.


                              ARTICLE I - OFFICES
                              -------------------


          Section 1.  Registered Office.  The registered office of Telemonde,
                      -----------------
Inc., a Delaware corporation (the "Corporation"), shall be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

          Section 2.  Other Offices.  The Corporation may also have offices and
                      -------------
places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS
                     -------------------------------------

          Section 1.  Time and Place.  All meetings of stockholders shall be
                      --------------
held at such time and place, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meeting.  An annual meeting of stockholders shall
                      --------------
be held on such date, not less than 60 nor more than 120 days after the end of the Corporation's last preceding fiscal year, as the Board of Directors shall prescribe; provided, that if in any such year, the annual meeting shall not have been held within such period, then it shall be held on the third Thursday of the fifth month after the end of the Corporation's last preceding fiscal year, or if such day be a legal holiday, on the next business day following. At each annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

          Section 3.  Special Meetings.  Special meetings of the stockholders,
                      ----------------
for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, the Chairman of the Board, or the President. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing notice of the meeting and, upon payment to the Corporation by the stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. The business permitted to be conducted at any special meeting of stockholders is limited to the purpose or purposes specified by such order.
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          Section 4.  Notice of Meetings.  Written notice of each meeting of
                      ------------------
stockholders, stating the place, date and hour of the meeting, and in the case of a special meeting, specifying the purpose or purposes for which the meeting is called, and by or at whose direction such notice is being issued, shall be given in the manner prescribed by Article VI of these By-laws to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days prior to the meeting, unless a different period is prescribed by law.

          Section 5.  Nominations and Proposals by Stockholders.
                      -----------------------------------------

          (a)   Annual Meetings of Stockholders.
                -------------------------------

                (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 5(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5(a).

                (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a) (1) of this Section 5, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting

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and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3)  Notwithstanding anything in the second sentence of paragraph
(a) (2) of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which such public announcement is first made by the Corporation.

          (b)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving notice provided for in this Section 5 (b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5 (b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a) (2) of this Section 5 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

          (c)  General.
               -------

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be

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conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to declare that such nomination or proposal shall be disregarded.

               (2) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 6. Quorum.  Except as otherwise provided by law or the
                     ------
Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum which is present to organize a meeting shall not be broken by the subsequent withdrawal of one or more stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting which might have been transacted at the meeting as originally noticed; provided, that if any meeting if so adjourned for more than 30 days, or if after any such adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjournment shall be given to each stockholder entitled to vote thereat.

          Section 7. Vote Required.  At any meeting of stockholders at which a
                     -------------
quorum is present, all elections of directors shall be determined by a plurality vote and all other matters shall be determined by the vote of the holders of a majority of the shares present in person or represented at such meeting and entitled to vote, unless the matter is one which by express provision of statute, the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the determination of such matter.

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          Section 8.  Voting.  At any meeting of the stockholders every
                      ------
stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting.

          Section 9.  Proxies.  Every proxy must be executed in writing by the
                      -------
stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof, unless a longer period is provided for in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by law has been given.

          Section 10. List of Stockholders.  A list of stockholders entitled to
                      --------------------
vote at any meeting of stockholders shall be compiled and made available for examination by any stockholder at least ten days before such meeting. The list shall be in alphabetical order and show the address of each stockholder and the number of shares registered in his name.

          Section 11. Inspectors.  Any meeting of stockholders, the chairman of
                      ----------
the meeting may appoint one or more person as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
   ----- -----

                            ARTICLE III - DIRECTORS
                            -----------------------

          Section 1. Board of Directors.  The business and affairs of the
                     ------------------
Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not, by statute or by the Certificate of Incorporation or by these By-laws, directed or required to be exercised or done by the stockholders.

          Section 2. Number; Election and Tenure.  The number of directors
                     ---------------------------
constituting the whole Board of Directors shall be not less than one nor more than 15 as may from time to time be determined by resolution of the whole Board of Directors hereinafter provided. Subject to the provisions of the Certificate of Incorporation, the number of directors shall initially be fixed at three.
The directors by resolution shall have power from time to time, when the stockholders as such are

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not assembled in a meeting, to increase or decrease their own number, within the maximum and minimum limits above specified from the number previously determined, provided that no such decrease would terminate or shorten the term of office of any director then in office. If the number of directors be at any time increased by action of the Board of Directors, the additional directors may be elected by a majority of the directors in office at the time of the increase or if not so elected prior to the next meeting of stockholders convened for the election of directors they shall be elected by the shareholders. Directors shall be elected at the annual meeting of the stockholders by a plurality of the votes cast in the election and except as provided in Section 3 of this Article III, each director shall be elected to serve until the expiration of the term for which he was elected and thereafter until his successor has been duly elected and has qualified. Unless otherwise provided in the Certificate of Incorporation, the directors need not be stockholders and need not be residents of the State of Delaware.

          Section 3.  Resignation and Removal.  Any director may resign at any
                      -----------------------
time by written notice to the Corporation. Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class.

          Section 4.  Vacancies.  Any vacancy occurring in the Board of
                      ---------
Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director with or without cause or an increase in the number of directorships, or otherwise, may be filled by a majority of all of the directors then in office, although less than a quorum. Each director elected to fill a vacancy shall serve until the expiration of the term of his predecessor or, if there is no predecessor, until the next succeeding annual meeting of stockholders and thereafter until his successor shall be duly elected and qualified, unless sooner displaced from office by resignation, removal or otherwise. If in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within 30 days of the occurrence thereof, the Chairman of the Board, President or Secretary shall call a special meeting of the stockholders at which such vacancy may be filled.

          Section 5.  Interested Directors.  To the extent and under the
                      --------------------
circumstances permitted by law of the State of Delaware, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone, or by reason that such director or directors are present at the meeting of the Board, or of a committee thereof, which authorizes such contract or transaction, or that his or their votes are counted for such purpose. Except as otherwise provided by statute, common or interested directors may be counted in determining the presence of

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a quorum or at a meeting of the Board, or of a committee, which authorizes any such contract or transaction.

          Section 6.  Compensation.  The Board of Directors may from time to
                      ------------
time fix the compensation of directors for their services in that capacity. The compensation of a director may consist of an annual fee or a fee for attendance at each regular or special meeting of the Board of which such director is a member or a combination of fees of both types; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board may also provide for the reimbursement to any director of expenses incurred in attending any meeting of the Board or any committee of the Board of which he is a member.

                      ARTICLE IV - MEETINGS OF THE BOARD
                      ----------------------------------

          Section 1.  Time and Place.  The Board of Directors of the Corporation
                      --------------
may hold meetings, both regular and special, at such time and place, within or without the State of Delaware, as shall be determined in accordance with these By-laws.

          Section 2.  Annual Meeting.  The annual meeting of the Board of
                      --------------
Directors shall be held for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting to the newly elected directors (other than these By-Laws) shall be necessary in order to constitute the meeting, provided a quorum shall be present.

          Section 3.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors may be held without notice at such time and at such place as shall from time to time be determined in advance by the Board.

          Section 4.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called by the President, and, at the request of any director, shall be called by the President or the Secretary. Notice of each special meeting of directors stating the time and place, and, if deemed appropriate by the person or persons by whom or at whose request the meeting is being called, the purpose or purposes thereof, shall be given to each director, in the manner provided in Article VI of these By-Laws, at least 48 hours before such meeting. The time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.

          Section 5.  Quorum.  At all meetings of the Board of Directors or of
                      ------
any committee of the Board a majority of the whole Board then in office or a majority of the whole membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors or members of the committee present at the time of the vote if a quorum is present shall be the act of the Board of Directors or such committee, except as may be otherwise specifically provided by law, or by the Certificate of Incorporation or these By-

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Laws. If a quorum shall not be present at any meeting of the Board of Directors or any committee of the Board the members of the Board or any committee of the Board present thereat may adjourn the meeting from time to time, until a quorum shall be present.

          Section 6.  Participation in Meetings by Telephone.  Any one or more
                      --------------------------------------
members of the Board of Directors or of any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 7.  Consents.  Whenever by any provision of law or of the
                      --------
Certificate of Incorporation the vote of the Board of Directors or any committee thereof at any meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and the vote of the Board of Directors or such committee may be dispensed with, if all of the members of the Board of Directors or such committee who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                      ARTICLE V - COMMITTEES OF THE BOARD
                      -----------------------------------

          Section 1.  Designation.  The Board of Directors, by resolution
                      -----------
adopted by a majority of the whole Board, may designate from among its members one or more committees each consisting of one or more directors and having such title as the Board may consider to be properly descriptive of its function, each of which, to the extent provided in such resolution, shall have all the authority of the Board in the management of the business and affairs of the Corporation. However, no such committee shall have power or authority in reference to:

     (a)  amending the Certificate of Incorporation;

     (b)  adopting an agreement of merger or consolidation;

     (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

     (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

     (e)  amending these By-Laws;

          and, unless expressly so provided by resolution of the Board, no such committee shall have power or authority in reference to:

     (f)  declaring a dividend;

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     (g)  authorizing the issuance of stock of the Corporation of any class; or

     (h)  adopting a certificate of ownership and merger.

A majority of any such committee shall constitute a quorum and may determine its action, and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members of any meeting of such committee.

          Section 2.  Tenure; Reports.  Each such committee shall serve at the
                      ---------------
pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board, and it shall observe such other procedures with respect to its meetings as are prescribed in these By-Laws or, to the extent not prescribed herein, as may be prescribed by the Board in the resolution appointing such committee.

                             ARTICLE VI - NOTICES
                             --------------------

          Section 1.  Form; Delivery.  Notices to directors and stockholders
                      --------------
shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to directors or stockholders at their respective addresses appearing on the books or stock transfer records of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed or delivered to some other address designated in such request. Notice to directors may also be given by telegram or by leaving the notice at the residence or usual place of business of a director.

          Section 2.  Waiver of Notice.  Whenever a notice is required to be
                      ----------------
given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                            ARTICLE VII - OFFICERS
                            ----------------------

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          Section 1.  Executive Officers.  The executive officers of the
                      ------------------
Corporation shall be a President and a Secretary. The Corporation may also have a Chairman of the Board, Treasurer and one or more Vice Presidents, in which case the Chairman of the Board, the Treasurer and each Vice President shall also be an executive officer. Two or more offices, except those of President and Vice President and those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the meeting of stockholders at which the Board was elected.

          Section 2.  Other Officers and Agents.  The Board of Directors may
                      -------------------------
also elect or may delegate to the President authority to appoint and remove, and to fix the duties, compensation and terms of office of one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers and agents as the Board may at any time or from time to time determine to be advisable.

          Section 3.  Tenure; Resignation; Removal; Vacancies.  Each officer of
                      ---------------------------------------
the Corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 2 of this Article shall have been fixed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors, he shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 2 of this Article; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 2 of this Article.

          Section 4.  Compensation.  The compensation of all officers of the
                      ------------
Corporation shall be fixed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 2 of this Article.

          Section 5.  Authority and Duties.  All officers as between themselves
                      --------------------
and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not provided, as may be prescribed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 2 of this Article.

          Section 6.  The Chairman of the Board.  The Chairman of the Board, if
                      -------------------------
any, shall be the chief executive officer of the Corporation, in which capacity he shall preside at all meetings of

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

the stockholders and directors; he shall have general and active management and control of the overall business and affairs of the Corporation subject to the control of the Board. He shall see that all orders and resolutions of the Board are carried into effect and, in connection therewith, shall be authorized to delegate to the President and other executive officers such of his powers and duties as he may deem advisable. He shall also have such other powers and duties as may be assigned from time to time by the Board.

          Section 7.  The President.  The President shall be the chief operating
                      -------------
officer of the Corporation, or if there be no Chairman of the Board, the chief executive officer of the Corporation. He shall have general and active management and control over the daily operations of the Corporation, including the right to hire and discharge employees other than elective officers, subject however to the control of the Board and the Chairman. In the absence or disability of the Chairman, he shall preside at all meetings of the stockholders and Board. He shall perform such other duties as the Board or Chairman may from time to time prescribe.

          Section 8.  The Vice-Presidents.  The Vice-Presidents, in order of
                      -------------------
their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall severally assist the President in the management of the business of the Corporation and the implementation of resolutions of the Board, and in the performance of such other duties as the President may from time to time prescribe. The duties of any assistant vice presidents shall be as set by the President.

          Section 9.  The Secretary.  The Secretary shall attend all meetings of
                      -------------
the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board or President, under whose supervision he shall act. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary.

          Section 10. The Assistant Secretaries.  The Assistant Secretaries, if
                      -------------------------
any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary may from time to time prescribe.

          Section 11. The Treasurer.  The Treasurer shall have the care and
                      -------------
custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 12. The Assistant Treasurers.  The Assistant Treasurers if
                      ------------------------
any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

                       ARTICLE VIII - STOCK CERTIFICATES
                       ---------------------------------

          Section 1.  Form and Signature of Stock Certificates.  The
                      ----------------------------------------
certificates for stock of the Corporation shall be in such form as shall be determined by the Board of Directors, and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and number and class of shares of stock, and shall be signed by the President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Where any such certificate is countersigned by a transfer agent or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any one or more of the officers who have signed, or whose facsimile signature or signatures were placed on any such certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued and delivered, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer or officers had continued in office.

          Section 2.  Lost Certificates.  The Board of Directors may direct that
                      -----------------
a new stock certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 3.  Registration of Transfer.  Upon surrender to the
                      ------------------------
Corporation or any transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper

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

evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 4.  Registered Stockholders.  Except as otherwise provided by
                      -----------------------
law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such stock on the part of any other person.

          Section 5.  Record Date.  For the purpose of determining the
                      -----------
stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive notice that any such corporate action was taken without a meeting or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or to exercise any rights in respect of any conversion or exchange of stock or for the purpose of any other lawful action affecting the interests of stockholders, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall be not be more than 60 nor less than 10 days before the date of any such meeting nor more than 60 days before any such other actions. If no record date is fixed, (1) the record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, on the day next preceding the day on which the meeting is held; (2) the record date for determining the stockholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any purpose other than those specified in (1) and (2) shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

                         ARTICLE IX - INDEMNIFICATION
                         ----------------------------

          To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of these By-laws or Certificate of Incorporation of the Corporation inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                        ARTICLE X - GENERAL PROVISIONS
                        ------------------------------

          Section 1.  Dividends and Distributions.  Subject to all applicable
                      ---------------------------
requirements of law and to any applicable provisions of the Certificate of Incorporation, these By-Laws and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the Corporation's stock of any class or series, such dividends and distributions upon or in respect of outstanding stock of the Corporation of any class or series as the Board may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board of Directors may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in the absolute discretion of its members, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

          Section 2.  Checks, Notes, etc.  All checks or other orders for
                      -------------------
payment of money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
fixed and may from time to time be changed by resolution of the Board of Directors.

          Section 4.  Seal.  The Corporation shall not have a seal.
                      ----

          Section 5.  Securities of other Corporations; Acting as General
                      ---------------------------------------------------
Partner.  Unless otherwise ordered by the Board of Directors, the Chairman of
-------
the Board or President shall have full power and authority on behalf of the
Corporation: (i) to attend and to act and to vote, or to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock; and (ii) to exercise all rights of the general partner in any partnership of which the Corporation shall be a general partner. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

          Section 6.  Power to Amend.  These By-Laws may be amended or repealed,
                      --------------
and new by-laws may be adopted, by vote of the stockholders entitled at the time to vote for the election of directors or by resolution adopted by a majority of the whole Board of Directors at any regular or special meeting; provided, however, that any by-law or amendment to the by-laws so adopted by the Board of Directors may be amended or repealed, and any by-law so repealed by the Board may be reinstated, by vote of the stockholders entitled at the time to vote for the election of directors, in which case the Board shall not thereafter take action with respect to the by-laws which is inconsistent with the action so taken by such stockholders; and provided further, that the Board of Directors shall not have power to amend or repeal any existing by-law, or to adopt any new by-law containing provisions inconsistent with any existing by-law, which by its terms may be amended or repealed only by the stockholders.


                                    /s/ Gottfried von Bismarck
                                    ----------------------------------------
                                    Gottfried von Bismarck
                                    Vice President and Secretary

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